SECURITIES PURCHASE AGREEMENT

by and among

EACH PURCHASER IDENTIFIED ON THE SIGNATURE PAGES HERETO
(THE “PURCHASERS”)

and

MUSCLE MAKER, INC (THE “COMPANY”)

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of September ___ 2018, by and among Muscle Maker, Inc, a California corporation (the “Company”), and the purchasers identified on the signature pages hereto (collectively, the “Purchasers” and each a “Purchaser”).

RECITALS

A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC” or the “Commission”) under the Securities Act.

B. The Purchasers wish to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the Notes (in the form attached hereto as Exhibit A) and the Warrants (in the form attached hereto as Exhibit C).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE 1
DEFINITION

1.1 Defined Terms. In addition to terms defined elsewhere in this Agreement or in any Supplement, Amendment or Exhibit hereto, when used herein, the following terms shall have the following meanings:

(a) “Additional Purchasers” has the meaning set forth in Section 2.6 hereof.

(b) “Additional Securities” has the meaning set forth in Section 2.6 hereof.

(c) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(d) “Business Day” means any day other than a Saturday or Sunday or any other day on which the Federal Reserve Bank of New York is not open for business.

(e) “Closing” has the meaning set forth in Section 2.1 hereof.

(f) “Closing Date” means the date the Notes and Warrants are purchased by the Purchasers from the Company.

(g) “Contingent Obligation” means as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(h) “Conversion Shares” shall have the meaning ascribed to such term in the Notes.

(i) “Common Stock” means (i) the Company’s common stock, no par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(j) “Common Stock Equivalents” means any capital stock or other security of the Company that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, and/or which otherwise entitles the holder thereof to acquire, any Common Stock.

(k) “Dollar(s)” and “$” means lawful money of the United States.

(l) “Environmental Laws” means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

(m) “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

(n) “Event of Default” shall have the meaning ascribed to such term in the Notes.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(p) “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

(q) “Indebtedness” means, with respect to any Person at any date, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables and accrued expenses incurred in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or the Purchasers under such agreement in the event of default are limited to repossession or sale of such property), (v) the capitalized amount of all capital lease obligations of such Person that would appear on a balance sheet in accordance with GAAP, (vi) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bond or similar facilities, (vii) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any capital stock of such Person, (viii) all obligations for any earn-out consideration, (ix) the liquidation value of preferred capital stock of such Person, (x) all guarantee obligations of such Person in respect of obligations of the kind referred to in clauses (i) through (ix) above, (xi) all obligations of the kind referred to in clauses (i) through (ix) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and all obligations of such Person in respect of hedge agreements; and (xii) all Contingent Obligations in respect to indebtedness or obligations of any Person of the kind referred to in clauses (i)-(xi) above. The Indebtedness of any Person shall include, without duplication, the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

(r) “Initial Closing” has the meaning set forth in Section 2.1 hereof.

(s) “Knowledge” including the phrase “to the best of the Company’s knowledge,” or any similar phrase, shall mean the actual knowledge of Michael Roper.

(u) “Liens” or “liens” means a lien, mortgage, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, or other clouds on title.

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(v) “Liabilities” means all direct or indirect liabilities, Indebtedness and obligations of any kind of the Company to the Purchasers, howsoever created, arising or evidenced, whether now existing or hereafter arising (including those acquired by assignment), absolute or contingent, due or to become due, primary or secondary, joint or several, whether existing or arising through discount, overdraft, purchase, direct loan, participation, operation of law, or otherwise, including, but not limited to, those created pursuant to the Notes, this Agreement and/or any of the other Transaction Documents, all accrued but unpaid interest on the Notes the principal, any letter of credit, any standby letter of credit, and/or outside attorneys’ fees or charges relating to preparation of the Transaction Documents or the enforcement of the Purchasers’ rights, remedies and powers under this Agreement, the Notes and/or the other Transaction Documents.

(w) “Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, operations, or condition (financial or otherwise) of Company, (b) the validity or enforceability of this Agreement, the Notes, and/or any of the other Transaction Documents or (c) the rights or remedies of the Purchasers hereunder or thereunder.

(x) “Notes” means all of the 15% Senior Secured Convertible Promissory Notes of the Company in the aggregate principal amount up to $4,000,000, issued by the Company to the Purchasers hereunder, in the form attached hereto as Exhibit A.

(y) “OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.

(z) “OFAC Regulations” means the regulations promulgated by OFAC, as amended from time to time.

(aa) “Permitted Indebtedness” means (i) Indebtedness of the Company evidenced by the Notes, this Agreement and/or any other Transaction Document in favor of the Purchasers including all Liabilities, (ii) Indebtedness of the Company set forth in Company’s Disclosure Schedules and on Schedule 1(aa), provided none of such Indebtedness, has been increased, extended and/or otherwise changed since the date hereof unless such Indebtedness is subordinated to and not equal to or senior to the Notes, (iii) Indebtedness that is subordinated to and not equal to or senior to the Notes, (iv) trade Indebtedness incurred in the ordinary course of business, and (v) Indebtedness secured by Permitted Liens described in clause “(iv)” of the definition of Permitted Liens.

(bb) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, and (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) any Liens for Permitted Indebtedness perfecting security interests in the Permitted Indebtedness set forth in clauses (i) through (iii) of the definition of Permitted Indebtedness, (vi) Liens by various service providers against the Fountain Valley, CA location, (vii) Liens for taxes, interest and penalties in the approximate amount of $350,000, and (viii) Lien by Stern’s Bank against a food truck.

(cc) “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise including, without limitation, any instrumentality, division, agency, body or department thereof).

(dd) “Purchase Price” means the price to be paid by the Purchasers to purchase such Purchasers’ Notes and Warrants.

(ee) “Rule 144” has the meaning set forth in Section 8.10 hereof.

(ff) “Securities” means the Notes and the Warrants purchased pursuant to this Agreement, including the Additional Securities, and all Underlying Shares and any securities of the Company issued in replacement, substitution and/or in connection with any exchange, conversion and/or any other transaction pursuant to which all or any of such securities of the Company to the Purchasers.

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(gg) “Security Agreement” means the Security and Pledge Agreement dated on or about the date hereof by and among the Company and the Purchasers, as hereinafter amended and/or supplemented altogether with all exhibits, schedules and annexes to such Security Agreement, pursuant to which all Liabilities and Indebtedness of the Company to the Purchasers under the Transaction Documents including, but not limited to, the Notes are secured by the Collateral which security interest in the Collateral shall be perfected by the Purchasers’ UCC-1s, filed with the Secretary of State of the State of California or other state, as applicable, to the extent perfectable by the filing of a UCC-1 Financing Statement and such other documents and instruments related thereto, a form of which is attached hereto as Exhibit B.

(hh) “Solvent” means, with respect to any Person, as of any date of determination, (i) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (ii) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (iii) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (iv) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

(ii) “Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

(jj) “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; OTCQX, OTCQB, OTCBB or OTC Pink Sheets (or any successors to any of the foregoing).

(kk) “Transaction Documents” means collectively, this Agreement, the Notes, the Warrants, the Security Agreement (in the form attached hereto as Exhibit B), UCC-1 Financing Statements of the Purchasers on all of the assets of the Company (collectively, the “Purchasers’ UCC-1s”) to be filed with the Secretary of State of California by the Purchasers on or about the initial Closing Date, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or other comparable or similar laws, rules or regulations) in favor of the Purchasers as secured parties perfecting all Liens the Purchasers have on the Collateral (as defined in the Security Agreement) and such other documents, instruments, certificates, supplements, amendments, exhibits and schedules required and/or attached pursuant to this Agreement and/or any of the above documents, and/or any other document and/or instrument related to the above agreements, documents and/or instruments, and the transactions hereunder and/or thereunder and/or any other agreement, documents or instruments required or contemplated hereunder or thereunder, whether now existing or at any time hereafter arising.

(ll) “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to the Purchasers’ Liens on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

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(mm) “Underlying Shares” means all Conversion Shares and Warrant Shares.

(nn) “Warrants” shall have the meaning ascribed to such term in Section 2.4 hereof.

(oo) “Warrant Shares” means all shares of Common Stock issuable upon exercise of the Warrants and/or any other securities issuable upon exercise of the Warrants.

(pp) Variable Rate Transaction” shall have the meaning set forth in Section 4.2(n) of this Agreement.

1.2 Other Definitional Provisions.

(a) Use of Defined Terms. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Transaction Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) Accounting Terms. As used herein and in the other Transaction Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Company not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Company at “fair value”, as defined therein, and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof).

(c) Construction. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d) UCC Terms. Terms used in this Agreement which are defined in the UCC shall, unless the context indicates otherwise or are otherwise defined in this Agreement, have the meanings provided for by the UCC.

ARTICLE 2
PURCHASE OF NOTES AND WARRANTS

2.1 Closings. (a) Initial Closing. The initial purchase and sale of the Notes and the Warrants shall take place remotely via the exchange of documents and signatures, when the Escrow Agent has an aggregate amount of $1,365,000 or at such time and place as the Company and the Purchasers mutually agree upon, orally or in writing, which date shall be no later than September 30, 2018 (which time and place are designated as the “Initial Closing”). Concurrent with the Initial Closing, $635,000 in exist debt payable to Catalytic Capital LLC shall be converted into Notes. In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

(b) Subsequent Closings. After the Initial Closing, there shall be two additional Closings in the amount of $1,000,000 each provided the Company achieves the milestones in Schedule 2.1(b).

2.2 Conditions to Purchase of Notes and Warrants. Subject to the terms and conditions of this Agreement, the Purchasers will at the Initial Closing, purchase from the Company the Notes and Warrants in the amounts and for the Purchase Price set forth on Schedule I hereto, provided that (i) no Event of Default (or event that with the passage of time or the giving of notice, or both, would become an Event of Default), shall have occurred or would result therefrom; and (ii) the conditions in Section 5.1 have been satisfied.

2.3 Purchase Price and Payment of the Purchase Price for the Notes and Warrants. The Purchase Price for the Notes and Warrants to be purchased by the Purchasers shall be paid at the Closing by the Purchasers by wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions, against delivery of the Notes and Warrants.

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2.4 Warrants. Subject to the terms and conditions of this Agreement, at each Closing each Purchaser shall receive warrants (the “Warrants”) to purchase the number of shares of Common Stock equal to 50% of the number of shares underlying each Purchaser’s Note, subject to the terms provided in the form of Warrant attached hereto as Exhibit C.

2.5 Piggyback Registration Rights. If the Company shall determine to register for sale for cash any of its Common Stock, for its own account or for the account of others (other than the Purchasers), other than (i) a registration relating solely to employee benefit plans or securities issued or issuable to employees, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8) (ii) a registration relating solely to a Securities Act Rule 145 transaction or a registration on Form S-4 in connection with a merger, acquisition, divestiture, reorganization or similar event, or (iii) in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall prohibit the inclusion of shares of Common Stock by selling holders in such registration statement or shall impose a limitation on the number of shares of such Common Stock which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, and such limitation is imposed pro rata with respect to all securities whose holders have a contractual, incidental (piggyback) right to include such securities in the registration statement and as to which inclusion has been requested pursuant to such right and there is first excluded from such registration statement all shares of Common Stock sought to be included therein by (A) any holder thereof not having any such contractual, incidental registration rights, and (B) any holder thereof having contractual, incidental registration rights subordinate and junior to the Purchasers’ Registrable Shares, the Company shall then be obligated to include in such registration statement only such limited portion (which may be none) of the Purchasers’ Registrable Shares with respect to which such holder has requested inclusion hereunder. The Company shall promptly give to the Purchasers written notice thereof (and in no event shall such notice be given less than 10 calendar days prior to the filing of such registration statement), and shall include as a Piggyback Registration all of the Underlying Shares specified in a written request delivered by the Purchaser thereof within 5 calendar days after receipt of such written notice from the Company. However, the Company may, without the consent of the Purchasers, withdraw such registration statement prior to its becoming effective if the Company or such other stockholders have elected to abandon the proposal to register the securities proposed to be registered thereby. Registrable Shares means the Conversion Shares and Warrant Shares; provided, however, that shares of Common Stock shall cease to be Registrable Shares upon any sale of such shares pursuant to (i) a registration statement filed under the Securities Act, or (ii) Rule 144 promulgated under the Securities Act.

2.6 Sale of Additional Notes and Warrants. After the Initial Closing, the Company may, but has no obligation to, sell, on the same terms and conditions as those contained in this Agreement, additional Notes and Warrants (the “Additional Securities”), to one or more purchasers (the “Additional Purchasers”), provided that each Additional Purchaser shall become a party to the Transaction Agreements (as defined below), by executing and delivering a counterpart signature page to each of the Transaction Documents. Schedule I to this Agreement shall be updated to reflect the number of Additional Securities purchased at each such Closing and the parties purchasing such Additional Securities.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1 Representation and Warranties. The Company represents and warrants to the Purchasers that on the Closing Date:

(a) Organization, Etc. The Company is duly organized, validly existing and in good standing under the laws of the state of its organization and is duly qualified and in good standing or has applied for qualification as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(b) Authorization: No Conflict. The execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby by the Company, including, but not limited to, the sale and issuance of the Notes and Warrants for the Purchase Price (i) are within Company’s corporate powers, (ii) have been duly authorized by all necessary action by or on behalf of Company (and/or its stockholders to the extent required by law), (iii) the Company has received all necessary and/or required governmental, regulatory and other approvals and consents (if any shall be required), (iv) do not and shall not contravene or conflict with any provision of, or require any consents under (A) any law, rule, regulation or ordinance, (B) Company’s organizational documents; and/or (C) any agreement binding upon Company or any of Company’s properties except as would not reasonably be expected to have a Material Adverse Effect, and (v) do not result in, or require, the creation or imposition of any Lien and/or encumbrance on any of Company’s properties or revenues pursuant to any law, rule, regulation or ordinance or otherwise.

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(c) Validity and Binding Nature. The Transaction Documents to which the Company is a party are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting the rights and remedies of creditors and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d) Title to Assets. Except as set forth on Schedule 3.1(d), the Company has good and marketable title to all assets owned by the Company.

(e) No Violations of Laws. The Company is not in violation of any law, ordinance, rule, regulation, judgment, decree or order of any federal, state or local governmental body or court and/or regulatory or self-regulatory body.

(f) Burdensome Obligations. Except as otherwise disclosed in Schedule 3.1(f), the Company is not a party to any indenture, agreement, lease, contract, deed or other instrument, or subject to any partnership restrictions or has any knowledge of anything which could have a Material Adverse Effect.

(g) Taxes. Except as set forth on Schedule 3.1(g), all federal, and material state and local tax returns required to be filed by the Company have been filed with the appropriate governmental agencies and all taxes due and payable by the Company have been timely paid.

(h) Employee Benefit Plans. The term “Plan” means an “employee pension benefit plan” (as defined in Section 3 of Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”)) which is or has been established or maintained, or to which contributions are or have been made, by the Company or by any member of the Controlled Group. Each plan and/or employee benefit plan, if any, (as defined in Section 3(3) of ERISA) maintained by the Company complies in all material respects with all applicable requirements of law and regulations and all payments and contributions required to be made with respect to such plans have been timely made.

(i) Federal Laws and Regulations. The Company is not (i) an “investment company” or a company “controlled”, whether directly or indirectly, by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended; or (ii) engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

(j) Fiscal Year. The fiscal year of the Company ends on December 31 of each year.

(k) Subsidiaries. Except as set forth on Schedule 3.1(k), the Company does not have any Subsidiaries.

(l) Rule 506(d) Bad Actor Disqualification Representations and Covenants.

(i) No Disqualification Events. Neither the Company, nor any of the Company’s predecessors, affiliates, any manager, executive officer, other officer of the Company participating in the offering of the Securities, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity as of the date of this Agreement and on the Closing Date (each, a “Company Covered Person” and, together, the “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine (i) the identity of each person that is a Company Covered Person; and (ii) whether any Company Covered Person is subject to a Disqualification Event. The Company will comply with its disclosure obligations under Rule 506(e).

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(ii) Other Covered Persons. The Company is not aware of any person (other than any Company Covered Person) that has been or will be paid (directly or indirectly) remuneration in connection with the purchase and sale of the Notes and/or the Warrants that is subject to a Disqualification Event (each an “Other Covered Person”).

(iii) Reasonable Notification Procedures. With respect to each Company Covered Person, the Company has established procedures reasonably designed to ensure that the Company receives notice from each such Company Covered Person of (i) any Disqualification Event relating to that Company Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Company Covered Person; in each case occurring up to and including the Closing Date.

(iv) Notice of Disqualification Events. The Company will notify the Purchasers immediately in writing upon becoming aware of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person and/or Other Covered Person.

(m) Accuracy of Information, etc. No statement or information contained in this Agreement, the Disclosure Schedules, any other Transaction Document or any other document, certificate or statement furnished to the Purchasers by or on behalf of Company in writing for use in connection with the transactions contemplated by this Agreement and/or the other Transaction Documents, contained as of the date such statement, information, document or certificate was made or furnished, as the case may be, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not materially misleading. There is no fact known to Company that could have a Material Adverse Effect that has not been expressly disclosed herein, in the other Transaction Documents, or in any other documents, certificates and statements furnished to the Purchasers for use in connection with the transactions contemplated hereby and by the other Transaction Documents.

(n) Solvency. The Company is not Solvent as of the date hereof not after giving effect to the incurrence of all Indebtedness and all other obligations being incurred by the Company pursuant hereto and the other Transaction Documents.

(o) Affiliate Transactions. The Company has not purchased, acquired or leased any property from, or sold, transferred or leased any property to, or entered into any other transaction with (i) any Affiliate, (ii) any officer, director, manager, shareholder or member of the Company or any Affiliate of any thereof, or (iii) any member of the immediate family of any of the foregoing, except on terms comparable to the terms which would prevail in an arms- length transaction between unaffiliated third parties and have been disclosed to the Purchasers in writing.

(p) Intellectual Property. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the Disclosure Schedules as necessary or required for use in connection with its business and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and the Company has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned. As of the date hereof, the Company has not received a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. Except as set forth on Schedule 3.1(p), to the best of the Company’s knowledge, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Intellectual Property Rights of the Company are set forth in the Disclosure Schedules and in Schedule 3.1(p).

(q) Variable Rate Transactions. The Company has not directly and/or indirectly entered into, nor has any agreement, intention and/or obligation to enter into any Variable Rate Transaction.

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(r) USA Patriot Act. The Company is in compliance, in all material respects, with the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”). No part of the proceeds of the Notes will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(s) Foreign Asset Control Laws. The Company is not a Person named on a list published by OFAC or a Person with whom dealings are prohibited under any OFAC Regulations.

(t) Indebtedness; Liens, Etc. Except for Permitted Indebtedness and Permitted Liens, the Company has no Indebtedness nor any Liens.

(u) Authorization; Enforcement. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Transaction Documents and the performance of all obligations of the Company under the Transaction Documents, and have been taken on or prior to the date hereof. Each of the Transaction Documents has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(v) Valid Issuance of the Notes, Warrants and Underlying Shares, Etc. Each of the Notes and Warrants has been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and all restrictions on transfer other than those expressly imposed by the federal securities laws and vest in the Purchasers full and sole title and power to the Notes and the Warrants purchased hereby by the Purchasers, free and clear of all Liens, and restrictions on transfer other than those imposed by the federal securities laws. All Conversion Shares when issued pursuant to conversion of the Notes and all Warrant Shares when issued pursuant to any exercise of the Warrants will be duly and validly issued, fully paid and nonassessable, will be free and clear of all Liens and all restrictions on transfer other than those expressly imposed by the federal securities laws and vest in the holder full and sole title and power to such securities. The Notes, the Warrants, the Conversion Shares and the Warrant Shares shall sometimes be collectively referred to as the “Securities”.

(w) Offering. Assuming the accuracy of the representations and warranties set forth in Article 8 hereof, the offer and sale of the Notes and Warrants as contemplated by this Agreement, are exempt from the registration requirements of the Securities Act, and the qualification or registration requirements of state securities laws or other applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

(x) Capitalization and Voting Rights. The authorized capital stock of the Company and all securities of the Company issued and outstanding are set forth in the Disclosure Schedules as of the dates reflected therein. All of the outstanding shares of Common Stock and other securities of the Company have been duly authorized and validly issued, and are fully paid and non-assessable. Except as set forth in the Disclosure Schedules, there are no agreements or arrangements under which the Company is obligated to register the sale of any of the Company’s securities under the Securities Act, other than disclosed in Schedule 3.1(x). Except as set forth in the Disclosure Schedules and on Schedule 3.1(x), no shares of Common Stock and/or other securities of the Company are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock and/or other securities of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities and/or as set forth in the Disclosure Schedules, the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock and/or other securities of the Company. Except as set forth in the Disclosure Schedules, the offer and sale of all capital stock, convertible or exchangeable securities, rights, warrants, options and/or any other securities of the Company when any such securities of the Company were issued complied with all applicable federal and state securities laws, and no current and/or prior holder of any securities of the Company has any right of rescission or damages or any “put” or similar right with respect thereto that would have a Material Adverse Effect. Except as set forth in the Disclosure Schedules, there are no securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance and/or sale of the Securities and/or the consummation of the transactions described herein or in any of the other Transaction Documents

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(y) Financial Statements. All financial statements filed with the Securities and Exchange Commission (the “Financial Statements”) have been prepared in accordance GAAP applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present, in all material respects, the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments.

(z) Arbitration, Absence of Litigation. Except as set forth in the Disclosure Schedules and on Schedule 3.1(z), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the best of the Company’s knowledge, threatened against or affecting the Company, the Common Stock or any of the Company’s officers or directors or 5% or greater shareholders in their capacities as such.

(aa) Material Changes; Undisclosed Events, Liabilities or Developments. Except as provided in Schedule 3.1 (aa), since December 31, 2017: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses and short term debt incurred for operational expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s Financial Statements pursuant to GAAP (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its business, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(bb) Disclosure. The Company understands and confirms that the Purchasers will rely on the Transaction Documents and the information included therein in purchasing the Notes and Warrants. All of the disclosure furnished by or on behalf of the Company to the Purchasers in the Transaction Documents regarding, among other matters relating to the Company, its business and the transactions contemplated in the Transaction Documents, are true and correct in all material respects as of the date made and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchasers do not make nor have they made any representations or warranties with respect to the transactions contemplated in the Transaction Documents other than those specifically set forth in Article 8 hereof.

(cc) No Integrated Offering. Assuming the accuracy of the representations and warranties set forth in Article 8 hereof, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the issuance and/or sale of the Securities to be integrated with prior offerings of securities by the Company for purposes of (i) the Securities Act which would require the registration of any such Securities and/or securities of the Company under the Securities Act, or (ii) any shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed, eligible for quotation and/or designated.

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(dd) Bankruptcy Status; Indebtedness. The Company has no current intention or expectation to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the applicable representation date, provided, however, with respect to subsidiaries operating locations that have or are closing store locations, the Company, in its sole discretion, may file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction with respect to such subsidiary. All outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments, is set forth in the Disclosure Schedules and on Schedule 3.1(dd).

(ee) No Consents, Etc. No direct or indirect consent, approval, authorization or similar item is required to be obtained by the Company to enter into this Agreement, the Notes, the Warrants and/or the other Transaction Documents to which it is a party and to perform or undertake any of the transactions contemplated pursuant to this Agreement, the Notes, the Warrants and/or any of the other Transaction Documents to which it is a party.

(ff) Intentionally left blank.

(gg) No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Except as provided in Schedule 3.1 (gg), the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

(hh) Acknowledgment Regarding Purchasers’ Purchase of Notes and Warrants. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the other Transaction Documents and the transactions contemplated hereby and thereby and that such Purchaser is not (i) an officer or director of the Company, (ii) an Affiliate of the Company or (iii) to the best of the Company’s knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act. The Company further acknowledges that each Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by such Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to the Purchasers that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(ii) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(jj) Internal Accounting and Disclosure Controls. The Company does not maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference (collectively, the “Internal Controls”). The Company is in process of reviewing, adopting and implementing its Internal Controls.

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ARTICLE 4
COVENANTS

4.1 Affirmative Covenants. Commencing on the Closing Date and until the earlier to occur of (i) the listing of the Common Stock on a national securities exchange (the “Listing Event”) or (ii) such time that the Notes are no longer outstanding, the Company covenants and agrees that:

(a) Financial Statements and Certificates. Subject to Section 4.1(j), the Company will furnish the following to the Purchasers, all in form and scope acceptable to the Purchasers:

(i) within 120 days after the close of each fiscal year of the Company, a copy of the annual report of the Company consisting of a balance sheet, statement of operating results and retained earnings, statement of cash flows and notes to financial statements, profit and loss statement and statement of changes in financial position of the Company, prepared in conformity with GAAP, duly prepared by certified public accountants of recognized standing selected by the Company and reasonably approved by the Purchasers;

(ii) within 50 days after the end of each fiscal quarter, starting with the fiscal quarter ending March 31, 2019, (A) a copy of an unaudited financial statement of the Company prepared in the same manner as the report referred to in paragraph (i) above, signed by the chief financial officer of the Company and consisting of a balance sheet as at the close of such fiscal quarter and statements of earnings, cash flow, income and source and application of funds for such fiscal quarter and for the period from the beginning of such fiscal year to the close of such fiscal quarter, and (B) a duly completed compliance certificate, dated the date of such financial statements and certified as true and correct by the chief executive officer or chief financial officer of the Company, stating that the Company has not become aware of any Event of Default that has occurred and is continuing or, if there is any such Event of Default describing it and the steps, if any, being taken to cure it;

(iii) copies of any and all reports, examinations, notices, warnings and citations issued by any governmental or quasi-governmental (whether federal, state or local), unit, agency, body or entity with respect to the Company that could have a Material Adverse Effect; and

(iv) such other information as the Purchasers from time to time reasonably request.

(b) Books, Records and Inspections. The Company shall (i) maintain complete and accurate books and records; (ii) permit access by the Purchasers and its agents and/or representatives to such books and records as they relate to this Agreement, the Securities, and/or the other Transaction Documents; and (iii) permit such persons, upon three (2) Business Days prior written notice, to inspect the properties, whether real or personal, and operations of the Company, except in the case of an Event of Default, when no notice is required.

(c) Insurance. The Company shall maintain such insurance as may be required by law and such other insurance to the extent and against such hazards and liabilities as is customarily maintained by companies similarly situated.

(d) Taxes and Liabilities. The Company shall pay when due all material taxes, assessments and other liabilities except as contested in good faith and by appropriate proceedings and for which adequate reserves in conformity with GAAP have been established and except for taxes presently outstanding for which the Company is attempting to settle.

(e) Maintenance of Business; Company Names. The Company shall (i) keep all property and systems useful and necessary in its business in good working order and condition, (ii) preserve its existence, rights and privileges in the jurisdiction of its organization or formation, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary (iii) not operate in any business other than a business substantially the same as the business as in effect on the date of this Agreement; provided, however, that it may change its jurisdiction of organization or formation establishment upon thirty (30) days prior written notice to the Purchasers. The Company shall give the Purchasers thirty (30) days’ prior written notice before the Company changes its name or does business under any other name.

(f) Employee Benefit Plans, Etc. The Company shall (i) maintain each plan and/or each employee benefit plan as to which it may have any liability in substantial compliance with all applicable requirements of law and regulations; (ii) make all payments and contributions required to be made pursuant to such Plans and/or plans in a timely manner; and (iii) neither establish any new Plan and/or employee benefit plan, agree or contribute to any Plan and/or multi-employer plan nor amend any existing Plan and/or employee pension benefit plan in a manner which would increase its obligation to contribute to such Plan and/or plan.

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(g) Good Title. Except as set forth in the Disclosure Schedules, the Company shall at all times maintain good and marketable title to all of its assets necessary for the operation of its business.

(h) Maintenance of Intellectual Property Rights. The Company will take all reasonable action necessary or advisable to maintain all of the Intellectual Property Rights of the Company that are necessary or material to the conduct of its business in full force and effect.

(i) Locations. The Company shall give the Purchasers thirty (30) days prior written notice of a change in (i) its jurisdiction of organization or the location of its Chief Executive Office or sole place of business or principal residence or (ii) its name.

(j) Securities Law Disclosure; Publicity. The Company shall afford the Purchasers and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Purchasers and its counsel on the form and substance of, and shall give due consideration to all such comments from the Purchasers and its counsel on, any press release or any other public disclosure made by or on behalf of the Company relating to the Purchasers, the Transaction Documents and/or the transactions contemplated by any Transaction Document, prior to the issuance, filing or public disclosure thereof, and the Company shall not issue, file or publicly disclose any such information to which the Purchasers shall reasonably object, unless required by law.

(i) The Company confirms that neither it nor any other person acting on its behalf shall provide the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any person acting on its behalf (as determined in the reasonable good faith judgment of the Purchasers), in addition to any other remedy provided herein or in the other Transaction Documents, if the Purchasers are holding any securities of the Company at the time of the disclosure of material, non-public information, the Purchasers shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided such Purchasers shall have first provided notice to the Company that it believes it has received information that constitutes material, non-public information, the Company shall have 48 hours publicly to disclose such material, non-public information prior to any such disclosure by the Purchasers or demonstrate to the Purchasers in writing why such information does not constitute material, non-public information, and (assuming the Purchasers and Purchasers’ counsel disagree with the Company’s determination) the Company shall have failed to publicly disclose such material, non-public information within such time period. The Purchasers shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure. The Company understands and confirms that the Purchasers shall be relying on the foregoing covenants and obligations in effecting transactions in securities of the Company.

(k) Notices. The Company shall, after receipt of knowledge thereof, give prompt written notice to the Purchasers of:

(i) the occurrence of any Event of Default or any event which with the passage of time or the giving of notice or both would become an Event of Default;

(ii) subject to Section 4.1(j), any litigation, investigation or proceeding which may exist at any time between Company and any governmental authority, that in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

(iii) subject to Section 4.1(j), any litigation or proceeding affecting Company (A) in which the amount involved is $25,000 or more, (B) in which injunctive and/or other equitable relief is sought and/or (C) which relates to the Purchasers, any Transaction Document and/or any of the transactions contemplated by any Transaction Document;

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(iv) subject to Section 4.1(j), any Lien (other than security interests created hereby or Permitted Liens) and/or any Indebtedness other than Indebtedness related to the Transaction Documents or Permitted Indebtedness; and

(v) subject to Section 4.1(j), any matter, development and/or event that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any such matter arising from: any breach or non-performance of, or any default, terms of default or event of default under the Transaction Documents, and/or any other material agreements that the Company is a party to and/or any of its property is bound by;

(vi) subject to Section 4.1(j), each notice pursuant to this Section 4.1(k) shall be accompanied by a statement of Company setting forth details of the occurrence referred to therein and stating what action Company proposes to take with respect thereto.

(l) Environmental Laws. The Company shall (i) comply in all material respects with, and endeavor to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and endeavor to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, and (ii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all governmental authorities regarding Environmental Laws.

(m) Further Assurances. The Company shall, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, such as a confession of judgment, and take such actions, as the Purchasers may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Transaction Documents. Upon the exercise by the Purchasers of any power, right, privilege or remedy pursuant to this Agreement or the other Transaction Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Company will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Purchasers may be required to obtain from the Company for such governmental consent, approval, recording, qualification or authorization.

(n) Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Documents) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

(o) Board Representation. Until the one-year anniversary of the Listing Event, the Company covenants that it shall hold regular meetings of its board of directors at least once per calendar quarter and the Purchaser Representative shall be entitled to designate one member (the “Member”) and one observer (the “Observer”) to the board of directors of the Company, which Member and Observer shall receive (at the same time and in the same manner provided to the directors) notice of and copies of all materials provided to directors in connection with, and shall be entitled to attend, all meetings of the board of directors of the Company, and any committee thereof. Such Member and Observer shall also receive (at the same time and in the same manner provided to the directors) notice of and copies of all materials provided to the directors of the Company in connection with any actions to be taken by written consent of the board of directors of the Company, and any committee thereof. The Company shall reimburse the reasonable expenses (including all travel, meal and lodging expenses) incurred by the Member and Observer in connection with attending any meetings described above. Catalytic Holdings 1 LLC shall be the initial Purchaser Representative unless the Company receives written notice from a majority-in-interest of the Purchasers that a new Purchaser Representative has been appointed or Catalytic Holdings 1 LLC resigns as the Purchaser Representative.

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(p) Employment Agreement. Michael Roper shall enter into an employment agreement with the Company with non-compete provisions, acceptable to the Purchaser Representative, for a period no shorter than two years.

(q) The Company shall engage an investor relations firm mutually agreed to by the Company and the Purchaser Representative from the time of the Listing Event until six months after the Listing Event. If mutual agreement cannot be reached then the Company shall engage an investor relations firm selected by the Purchaser Representative. If the Purchasers are subject to a lock-up agreement, the Company shall engage the investor relations firm for a period of at least three months after Purchasers’ lock-up agreement expires.

4.2 Negative Covenants. Until all Liabilities are paid in full, the Company covenants and agrees that:

(a) Restriction on the Use of Funds. Except for Permitted Indebtedness and as set forth in Schedule 4.2(k), the Company shall not, directly or indirectly, use any funds derived from the purchase of the Notes and Warrants by the Purchasers to repay any existing loans or debts of the Company.

(b) Restricted Payments. Except to the Purchasers, the Company shall not directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, except for Permitted Indebtedness.

(c) Restriction on Redemption and Dividends. Except to the Purchasers, the Company shall not, directly or indirectly, redeem, repurchase or declare or pay any dividend or distribution on any of its capital stock whether in cash, stock rights and/or property.

(d) Restriction on Transfer of Assets. The Company shall not, directly or indirectly, sell or otherwise dispose of any assets or rights of the Company owned or hereafter acquired whether in a single transaction or a series of related transactions, other than sales and other dispositions of such assets or rights by the Company in the ordinary course of business; provided, however, that in the event that the Company wishes to effect a transaction under this Section 4.2(d) it shall, prior to undertaking such effort, provide the Purchasers with a high-level understanding of the objectives and deal terms of such anticipated transaction. No fewer than four (4) Business Days prior to the execution of each of a binding term sheet and definitive documentation, the Company shall deliver to the Purchasers a written notice of any material terms and/or changes since the prior notice given to the Company and shall include a term sheet or similar document relating thereto as an attachment. Thereafter, upon receipt of draft execution copies of such definitive documentation, the transaction shall be subject to the Purchasers’ consent, which consent will not be unreasonably withheld. Notwithstanding the foregoing, the Company may license its assets or rights in any transaction with any Person that is not an Affiliate.

(e) Change in Nature of Business. The Company shall not, directly or indirectly, engage in any business substantially different from the business conducted by the Company on the Closing Date or any business substantially related or incidental thereto. The Company shall not, directly or indirectly, modify its or their corporate structure for any purpose.

(f) Indebtedness. The Company shall not incur or permit to exist any Indebtedness, except for Permitted Indebtedness without the consent of the Purchaser Representative.

(g) Liens. The Company shall not create or permit to exist any Liens or security interest with respect to any assets whether now owned or hereafter acquired and owned, except for Permitted Liens.

(h) Guaranties, Loans or Advances. The Company shall not become or be a guarantor or surety of, or otherwise become or be responsible in any manner with respect to any undertaking of any other Person, or make or permit to exist any loans or advances to or investments in any other Person, except for the endorsement, in the ordinary course of collection, of instruments payable to it or to its order.

(i) Violation of Law. The Company shall not violate any law, statute, ordinance, rule, regulation, judgment, decree, order, writ or injunction of any federal, state or local authority, court, agency, bureau, board, commission, department or governmental body.

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(j) Unconditional Purchase Obligations. The Company shall not enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

(k) Use of Proceeds. The Company shall use the proceeds hereunder only for purposes as set forth on Schedule 4.2(k). The Company shall not permit any proceeds of the Notes to be used either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying any margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

(l) Hedge Agreements. The Company shall not enter into any hedge agreement other than hedge agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates.

(m) ERISA. The Company shall not create or become obligated under any Plan.

(n) No Variable Rate Transactions, Etc. For as long as the Notes and/or Warrants remain outstanding, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company of Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price, (iii) cooperates with any person to effect any exchange of securities and/or Indebtedness of the Company in connection with a proposed sale of such securities from an existing holder of such securities to a third party, or (iv) reduces and/or otherwise changes the exercise price, conversion price and/or exchange price of any Common Stock Equivalent of the Company and/or amends any non-convertible Indebtedness of the Company to make it convertible into securities of the Company. Any Purchaser shall be entitled to obtain injunctive relief against the Company (without the need for the posting of any bond or similar item, which the Company hereby expressly and irrevocably waives the requirement for) to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(o) Transactions with Affiliates. The Company shall not directly and/or indirectly enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, lending funds to an Affiliate and/or borrowing funds from any Affiliate, the purchase, sale, lease, transfer or exchange of property, securities or assets of any kind or the rendering of services of any kind) with any officer, director, Affiliate and/or any Affiliate of such person, except for Permitted Indebtedness.

(p) Subsidiaries. The Company will not, and will not permit any Subsidiary to, create or acquire any additional Subsidiary unless the Company pledges its ownership in the additional Subsidiaries to the Purchasers. The Company shall not, and shall not permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary to any Person. Neither the Company nor any Subsidiary shall have any foreign Subsidiaries.

(q) Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchasers.

(r) Officer Compensation. The Company shall not increase the compensation for the Company’s Officer and Directors until after the Listing Event unless approved by the Purchaser Representative; provided, however, the salary for Michael Roper may be increased by $25,000 upon the Company achieving the first set of milestones described in Schedule 4.2(k).

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(s) Lock-Up Agreement. The Purchaser agrees that if requested by an underwriter of the Company’s common stock, it will agree to not transfer, offer, pledge, sell, contract to sell, grant any options for the sale of or otherwise dispose of, directly or indirectly, any shares of common stock or other securities held by such Purchaser for a period to be determined by the underwriter. If requested by an underwriter, each Purchaser will reaffirm the agreement set forth in this section in a separate writing in a form satisfactory to such underwriter. The Company may impose stop-transfer instructions with respect to the securities subject to such lock-up. The Purchaser shall not be required to enter into a lock-up agreement with a lock-up period longer than three months, unless required by the underwriter, following a Listing Event. If the lock-up period required by the underwriter is longer than three months, it shall not be an Event of Default.

ARTICLE 5
CLOSING CONDITIONS

5.1 Closing Conditions of the Purchasers. The Purchasers’ obligation to enter into the Transaction Documents and purchase the Notes and Warrants is subject to the fulfillment of each and every one of the following conditions prior to or contemporaneously with the Purchasers entering into the Transaction Documents and purchasing the Notes and the Warrants (unless waived by the Purchasers in writing in their sole and absolute discretion):

(a) Delivery of Transaction Documents. The Purchasers shall have received from the Company each of the following (together with all Exhibits, Schedules, annexes to each of the following), in form and substance reasonably satisfactory to the Purchasers and their counsel, and where applicable, duly executed and recorded (to the extent required):

(i) a certificate of the Secretary of the Company certifying as to (A) copies of the Certificate of Incorporation and by-laws of the Company, as restated or amended as of the date of this Agreement; (B) resolutions of the Board of Directors of the Company approving the Transaction Documents and the transactions contemplated under the Transaction Documents; and (C) the names of the directors and officers of the Company authorized to sign the Transaction Documents, together with a sample of the true signature of each such Person;

(ii) a certificate of the Chief Executive Officer of the Company certifying that all representations and warranties of the Company made herein are true and correct in all respects as of the Closing (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date);

(iii) this Agreement;

(iv) the Notes;

(v) the Warrants;

(vi) the Security Agreement;

(vii) certificates of good standing for the Company in the jurisdiction of its incorporation, in the principal places in which Company conducts business and in places in which the Company owns real estate or, if the certificate of good standing is not readily available, other evidence of good standing acceptable to the Purchaser Representative;

(viii) all Purchasers’ UCC Documents with proof of filing thereof;

(ix) such other documents, certificates, opinions, instruments and/or other items reasonably requested by the Purchasers and/or their legal counsel.

(b) Approvals. The receipt by the Purchasers of all governmental and third party approvals necessary in connection with the continuing operations of the Company, the execution and performance of the Transaction Documents and the transactions contemplated thereby, all of which consents/approvals shall be in full force and effect.

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(c) Additional Conditions. The fulfillment of each and every one of the following conditions prior to or contemporaneously with the purchase of the Notes and the Warrants:

(i) Representations and Warranties. Each of the representations and warranties made by the Company in or pursuant to the Transaction Documents and all Schedules and/or Exhibits to this Agreement and/or any of the other Transaction Documents shall be true and correct in all material respects on and as of the Closing Date as if made (or given) on and as of such date (except where such representation and warranty speaks of a specific date in which case such representation and warranty shall be true and correct as of such date).

(ii) No Events of Default. No breach, Event of Default, or any event which with the passage of time or the giving of notice or both would become a breach, and/or an Event of Default shall have occurred or would result from the sale of the Notes and the Warrants to the Purchasers of the performance of any other transaction set forth or contemplated by any of the Transaction Documents.

(iii) Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Securities by the Company to the Purchasers).

(iv) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened in writing or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay the execution and performance of the Transaction Documents and/or any of the transactions contemplated by the Transaction Documents.

(v) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened in writing, and no inquiry or investigation by any governmental authority shall have been commenced or threatened in writing, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the Transaction Documents and/or any of the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such Transaction Documents and/or transactions.

(vi) No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(vii) Completion of Due Diligence. The Purchasers shall have completed their legal, business and financial due diligence of the Company to their full satisfaction and are fully satisfied with the results thereof. The Purchasers have had an opportunity to review the available data room and discuss all such due diligence information including legal, business and financial matters with management of the Company and have no further questions.

(viii) Purchasers’ UCC Documents. All the Purchasers’ UCC Documents shall be in form and substantially satisfactory to the Purchasers and shall have been filed with the Secretary of State of the State of California.

(ix) Conversion of Existing Convertible Notes. All current holders of debt, with a principal amount of $2,626,000, shall convert such debt into common stock at a conversion price not less than $1.00 per share or agree to extend until August 2019; provided, however, that holders of certain debt with a principal balance of $185,000 remains due and payable and outstanding as of the date hereof.

(x) Consulting Agreement. The Company shall enter into an agreement with Insight Advisory LLC for consulting services.

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5.2 Closing Conditions of Company. The obligation of the Company to sell and issue the Notes and the Warrants to the Purchasers at the Closing is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or contemporary at the Closing, of each of the following conditions (unless waived by the Company):

(a) Representations and Warranties. Each of the representations and warranties made by the Purchasers in or pursuant to the Transaction Documents and all Schedules and/or Exhibits to this Agreement and/or any of the other Transaction Documents shall be true and correct in all material respects on and as of the Closing Date as if made (or given) on and as of such date (except where such representation and warranty speaks of a specific date in which case such representation and warranty shall be true and correct as of such date).

(b) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened in writing or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(c) Receipt of the Purchase Price. The Company shall receive at or substantially simultaneously with the Closing, the Purchase Price of the Purchasers.

ARTICLE 6
ESCROW

6.1 The Parties hereby agree to establish an escrow account (the “Escrow Account”) with Carmel, Milazzo & DiChiara, as Escrow Agent, whereby the Escrow Agent shall hold the Purchase Price deposited into the Escrow Account. The Company further agrees to pay all fees, costs and expenses charged by the Escrow Agent with respect to its services rendered pursuant to this Agreement and acknowledge that Purchasers shall not be liable for any such fees, costs or expenses.

ARTICLE 7
MISCELLANEOUS

7.1 No Waiver; Modifications in Writing. No failure or delay on the part of the Purchasers in exercising any right, power or remedy pursuant to the Transaction Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification, supplement, termination or waiver of any provision of the Transaction Documents, nor any consent by the Purchasers to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Purchasers. Any waiver of any provision of the Transaction Documents and any consent by the Purchasers to any departure by the Company from the terms of any provision of the Transaction Documents shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

7.2 Set-Off. The Purchasers shall have the right to set-off, appropriate and apply toward payment of any of the Liabilities, in such order of application as the Purchasers may from time to time and at any time elect, any cash, credit, deposits, accounts, securities and any other property of the Company which is in transit to or in the possession, custody or control of the Purchasers, or any agent, bailee, or Affiliate of the Purchasers. The Company hereby grants to the Purchasers a security interest in all such property.

7.3 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, facsimile or e-mail if sent during normal business hours of the recipient; if not, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt:

If to the Company:

Muscle Maker, Inc.

308 East Renfro Street, Suite 101

Burleson, Texas 76028
Attn: Michael Roper, CEO
Email: Michael.roper@musclemakergrill.com

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With copies to (which shall not constitute notice):

Carmel, Milazzo & DiChiara LLP
55 West 39th Street, 18th Floor
New York, New York 10018
Attention: Peter DiChiara, Esq.
Telephone: (212) 658-0458
Email: pdichiara@cmdllp.com

If to the Purchasers:

As set forth on the signature pages hereto.

With copies to
(which shall not constitute notice):

Catalytic Holdings 1 LLC

135 Oceana Drive East, # 4E

Brooklyn, NY 11235

Telephone: 917-724-9222

Email: ds@catalytic-capital.com

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

7.4 Costs, Expenses and Taxes. Other than expenses paid by the Company for the Purchasers before the Closing Date, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

7.5 Indemnity, Etc. In addition to the payment of expenses pursuant to Section 7.4, whether or not all and/or any of the transactions contemplated hereby shall be consummated, the Company agrees to indemnify, pay and hold the Purchasers, and the Purchasers’ assignees and affiliates and their respective officers, directors, employees, agents, consultants, auditors, and attorneys of any of them (collectively called the “Indemnities”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of the this Agreement (inclusive of the Disclosure Schedules) and/or the other Transaction Documents, the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, the statements contained in any term sheet delivered by the Purchasers, the Purchasers’ agreement to purchase the Notes and Warrants, the use or intended use of the proceeds of the Notes or Warrants or the exercise of any right or remedy hereunder or under the other Transaction Documents (the “Indemnified Liabilities”); provided that the Company shall have no obligation to Indemnitee hereunder with respect to Indemnified Liabilities directly resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction by a final and nonappealable judgment. In no event shall the Purchasers and/or any of their respective employees, agents, partners, affiliates, members, equity and/or debt holders, managers, officers, directors and/or other related or similar type of Person, have any liability to the Company and/or any of its officers, directors, employees, agent, attorneys, affiliates, consultants, equity and/or debt holders except for any actions or lack of actions of such persons that are found by a court of competent jurisdiction after the time for all appeals has passed to have resulted directly from Purchasers’ intentional misconduct or gross negligence.

7.6 Counterparts; Signatures. This Agreement may be executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. This Agreement and the Transaction Documents may be executed by any party to this Agreement or any of the Transaction Documents by original signature, facsimile and/or electronic signature.

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7.7 Binding Effects; Assignment. This Agreement shall be binding upon, and inure to the benefit of, the Purchasers, the Company and their respective successors, assigns, representatives and heirs. The Company shall not assign any of its rights nor delegate any of its obligations under Transaction Documents without the prior written consent of the Purchasers. Each Purchaser may delegate any of its obligations under the Transaction Documents without the prior written consent of the Company, each Purchaser may assign any of its rights, hereunder, and/or in any of the other Transaction Documents, subject only to compliance with the federal securities laws, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

7.8 Headings. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision of this Agreement and shall not affect the construction of this Agreement.

7.9 Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and therein and supersedes all prior representations, agreements, covenants and understandings, whether oral or written, related to the subject matter of this Agreement and the other Transaction Documents. The Purchasers make no covenants to the Company, including, but not limited to, any commitments to provide any additional financing to the Company.

7.10 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED EXCLUSIVELY IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS.

7.11 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

7.12 JURISDICTION; WAIVER. THE COMPANY ACKNOWLEDGES THAT THIS AGREEMENT IS BEING SIGNED BY THE PURCHASERS IN PARTIAL CONSIDERATION OF THE PURCHASERS’ RIGHT TO ENFORCE IN THE JURISDICTION STATED BELOW THE TERMS AND PROVISION OF THIS AGREEMENT AND THE DOCUMENTS. THE COMPANY IRREVOCABLY CONSENTS TO THE EXCLUSIVE AND SOLE JURISDICTION IN NEW YORK, NEW YORK AND VENUE IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK FOR SUCH PURPOSES AND WAIVES ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND VENUE AND ANY OBJECTION THAT NEW YORK, NEW YORK IS NOT CONVENIENT. COMPANY WAIVES ANY RIGHTS TO COMMENCE ANY ACTION AGAINST THE PURCHASERS IN ANY JURISDICTION EXCEPT NEW YORK, NEW YORK. THE PURCHASERS AND COMPANY HEREBY EACH EXPRESSLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY WITH RESPECT TO ANY MATTER WHATSOEVER RELATING TO, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LOAN, THE DOCUMENTS AND/OR THE TRANSACTIONS WHICH ARE THE SUBJECT OF THE DOCUMENTS.

7.13 SERVICE OF PROCESS. THE COMPANY AGREES THAT SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE COMPANY AT THE ADDRESS SET FORTH IN SECTION 7.3 OR AT SUCH OTHER ADDRESS OF WHICH THE PURCHASERS SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. THE COMPANY AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW (i) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE COMPANY IN ANY SUIT, ACTION OR PROCEEDING, AND (ii) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO THE COMPANY. SOLELY TO THE EXTENT PROVIDED BY APPLICABLE LAW, SHOULD THE COMPANY, AFTER BEING SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE DELIVERY OR MAILING THEREOF, THE COMPANY SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY THE COURT AGAINST COMPANY AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. NOTHING HEREIN SHALL AFFECT THE PURCHASERS’ RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

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7.14 Survival. The representations, and warranties of the Company and each Purchaser herein and/or in the other Transaction Documents shall survive the execution and delivery hereof and the Closing Date; the obligations, Liabilities, agreements and covenants of the Company and each Purchaser set forth herein and/or in the other Transaction Documents shall survive the execution and delivery hereof and the Closing Date, as shall all rights and remedies of the Company and the Purchasers set forth in this Agreement and/or in any of the other Transaction Documents.

7.15 No Integration. Neither the Company, nor any of its affiliates, nor any person acting on behalf of the Company or such affiliate, will sell, offer for sale, or solicit offers to buy or otherwise negotiate with respect to any security (as defined in the Securities Act) which will be integrated with the sale and/or issuance of any of the Securities in a manner which would require the registration of the Securities under the Securities Act, or require stockholder approval, under the rules and regulations of the Trading Market for the Common Stock. The Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act or the rules and regulations of the Trading Market, with the issuance of Securities contemplated herein.

7.16 No Frustration. From and after the date hereof and so long as the Notes and/or Warrants are outstanding, the Company, nor any of its respective officers, employees, directors, agents or other representatives, will, without the prior written consent of the Purchasers (which consent may be withheld, delayed or conditioned in the Purchasers’ sole discretion), effect, enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction (or issue, amend or waive any security) that would or would reasonably be expected to restrict, delay, conflict with or impair the ability or right of the Company to timely perform its obligations under the Transaction Documents.

7.17 Finders’ Fees. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. The Company shall indemnify and hold harmless the Purchasers from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

ARTICLE 8
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser hereby represents and warrants, severally and not jointly, to the Company as follows:

8.1 Authorization. The Purchaser has full power and authority to enter into this Agreement and each Transaction Document to which the Purchaser is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby and has taken all action necessary to authorize the execution and delivery of this Agreement and the applicable Transaction Documents, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

8.2 Accredited Investor Status; Investment Experience. The Purchaser is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D.

8.3 Reliance on Exemptions. The Purchaser understands that the Notes and Warrants are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Notes and Warrants.

8.4 Information. The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Notes and the Warrants which have been requested by the Purchaser. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained herein. The Purchaser understands that its investment in the Notes and the Warrants involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Notes and the Warrants.

8.5 No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Notes and the Warrants or the fairness or suitability of the investment in the Notes and the Warrants nor have such authorities passed upon or endorsed the merits of the offering of the Notes and the Warrants.

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8.6 Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which the Purchasers are a party have been duly and validly authorized, executed and delivered on behalf of the Purchasers and shall constitute the legal, valid and binding obligations of the Purchasers enforceable against the Purchasers in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

8.7 Organization and Standing. If the Purchaser is an entity, the Purchaser is a corporation, limited liability company, partnership or any other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

8.8 Brokers or Finders. The Purchaser represents and warrants, no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, are entitled to any compensation in connection with the transactions contemplated by this Agreement or the transactions contemplated hereby.

8.9 Ability to Perform. There are no actions, suits, proceedings or investigations pending against any Purchaser or such Purchaser’s assets before any court or governmental agency (nor is there any threat thereof) which would impair in any way such Purchaser’s ability to enter into and fully perform its commitments and obligations under this Agreement or the transactions contemplated hereby.

8.10 Transfer or Resale. The Purchaser understands that (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (i) subsequently registered thereunder, (ii) the Purchaser shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (iii) the Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144 A promulgated under the Securities Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (b) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) except as otherwise provided in the Transaction Documents, neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Purchasers in effecting a pledge of Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 8.10.

8.11 State of Residence or Principal Place of Business. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on such Purchaser’s signature page hereto; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth such Purchaser’s signature page hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this SECURITIES PURCHASE AGREEMENT to be duly executed by their respective authorized signatories as of the date first indicated above.

MUSCLE MAKER, INC

By:
Name:	Michael Roper
Title:	Chief Executive Officer

PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this SECURITIES PURCHASE AGREEMENT to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________

Signature of Authorized Signatory of Purchaser: _________________________________________________________

Name of Authorized Signatory:___________________________________________________

Title of Authorized Signatory:__________________________________________________

Email Address of Authorized Signatory:_____________________________________________________

Facsimile Number of Authorized Signatory:____________________________________________________________

Address for Notice to Purchaser:

EIN Number: ______

SCHEDULE I

Purchase Price; Securities Purchased

EXHIBIT A

Form of Notes

EXHIBIT B

Form of Security Agreement

EXHIBIT C

Form of Warrants

DISCLOSURE SCHEDULES

This Disclosure Schedule (this “Disclosure Schedule”) is part of and delivered pursuant to that certain Securities Purchase Agreement, dated as of September ____, 2018 (the “Agreement”), between Muscle Maker, Inc (the “Company”) and each Purchaser identified on the signature pages thereto. All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement, unless otherwise provided. The section numbers below correspond to the section numbers of the representations and warranties in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate and such appropriateness is reasonably apparent from the face of such disclosure. Nothing in this Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Inclusion of any item in this Disclosure Schedule (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item. This Disclosure Schedule includes brief descriptions or summaries of certain agreements and instruments, copies of which are available upon reasonable request. Such descriptions do not purport to be comprehensive, and are qualified in their entirety by reference to the text of the documents described, true and complete copies of which have been provided to the Investors or their respective counsel.

Schedule 1.1(aa) – Permitted Indebtedness

Accounts Payable as of 7/24/18	$2,060,893
Co-op/Gift Card/Ad Fund repayment	$370,000
Past Due Sales Taxes	$350,000
Existing Note Holders	$2,626,000
Food Truck Stearns Bank Title Lien	$69,000
Potential Litigation from existing leases on closed locations estimated at $100,000 average per location	$500,000
Fountain Valley Lien amounts	$108,000
Judgment Payable to Note Holder	$171,000
Obligations pursuant to Settlement Agreements	$268,000

Schedule 3.1(d) – Title To Assets

Food Truck Lien on Title (Stearns Bank).	$69,000
Mechanical Liens from Fountain Valley location (resolute contractors, etc). The Company has mechanical liens placed against the Fountain Valley property by various companies for work and materials performed but not paid	$108,000
Back sales taxes owed and not paid in the following states: Illinois, California, North Carolina, New York & New Jersey	$350,000
Judgment Payable to Note Holder	$171,000

Schedule 3.1(f) – Burdensome Obligations

The Company has potential liabilities under several leases from closed locations. These leases are from the following locations: Upper East Side, Gramercy, Columbia, Chicago, Springfield, Santa Ana and Fountain Valley.

The Company has a settlement agreement in place for the closed Belmont location. The remaining balance on this settlement, as of 8/28/18, is in the amount of $66,664.

The Company is also under leases from the following open locations: Fort Bliss, Fort Benning, Irvine, Colonia and Tribeca. The Company also entered into a lease for Fort Sill on 8/24/18.

The Company currently has known Accounts Payable owed as of 7/24/18 in the amount of $2,060,893.

The Company owes approximately $350,000 in back sales taxes to various states, including: Illinois, New York, New Jersey, North Carolina and California.

The Company owes approximately $370,000 payable to the co-op/ad fund/gift card fund.

The Company currently has 61 outstanding notes in the amount of $2,262,000 payable in August 2019. As part of the $2,262,000, the company was issued a default judgement for Daniel Pettit in the amount of $171,000 and will be paid with the proceeds from the first round of funding.

Schedule 3.1(g) – Taxes

The Company filed extensions for filing Federal, State and local tax returns for fiscal year ending 12/31/2017. These filings are expected to be completed before the 9/15/18 filing deadlines.

2017 Filings include:

MMB Santa Ana, filing Federal and California returns

MMB Gramercy, filing Federal, New York State, and New York City returns

MMB Irvine, filing Federal and California returns

MMB Columbia, filing Federal, New York State, and New York City returns

MMB Ft Bliss, filing Federal and Texas

MMB Tribeca, filing Federal, New Jersey, New York State, and New York City returns

MMB Upper East Side, filing Federal, New Jersey, New York State, and New York City returns

MMB Winston Salem, filing Federal & North Carolina

MMB West Belmont, filing Federal & Illinois

MMB West Jackson, filing Federal & Illinois

MMB Fountain Valley, filing Federal & California

MMB Fort Benning, filing Federal & Georgia

MMB Springfield, filing Federal & New Jersey

MMB Colonia, filing Federal & New Jersey

Muscle Maker Development, filing Federal, Nevada, California and New Jersey

Muscle Maker Brands, filing consolidated Federal, & final New Jersey

Muscle Maker Inc, filing federal and California

Muscle Maker Corporate, filing federal and Nevada

Schedule 3.1(k) – Subsidiaries

State Name	Entities Registered	Status	Jurisdiction	Entity Type	Initial Filing	State ID
California	Muscle Maker Brands, Inc	Dissolved	California	Domestic Stock	10/16/2014	3720012
	Muscle Maker Irvine, Inc	Active	California	Domestic Stock	12/15/2015	3849987
	Muscle Maker Santa Ana, Inc.	Active	California	Domestic Stock	12/15/2015	3849986
	Muscle Maker, Inc	Active	California	Domestic Stock	12/8/2014	3731484
	Muscle Maker Brands, LLC	Converted Out	California	Domestic	12/22/2014	201436010035
	Muscle Maker Development, LLC	Active	California	Domestic	3/23/2017	201709410148
	Muscle Maker of CA, LLC	Active	Nevada	Foreign	1/16/2018	201801610478
	MMG Fountains Valley CA, Inc	Active	California	Domestic Stock	11/7/2016	3961092

New York	Muscle Maker Corp, LLC	Active	Nevada	Foreign LLC	1/16/2018	5267326
	Muscle Maker of NY, LLC	Website shows same info as Muscle Maker Corp, LLC, this name labeled as “Fictitious”
	MMG Columbia NY, Inc	Active	New York	Domestic Business Corp	1/21/2016	4882854
	MMG Gramercy NY, Inc	Active	New York	Domestic Business Corp	1/21/2016	4882856
	MMG Upper East Side NY, Inc	Active	New Jersey	Foreign Business Corp	11/25/2016	5043181

New Jersey	Muscle Maker Brands Limited Liability Company		Colonia	FLC	1/20/2015	0400717546
	Muscle Maker Development, LLC		Colonia	FLC	7/27/2017	0450187491
	Muscle Maker Franchising Limited Liability Company		Colonia	LLC	11/20/2007	0400205329
	Muscle Maker of NJ, LLC			FLC	1/17/2018	0600447732
	Muscle Maker, Inc		Houston	FR	1/17/2018	0450232580
	MMG Tribeca NY, Inc		Tribeca	DP	7/21/2016	0450091813
	MMG Upper East Side NY, Inc		Colonia	DP	9/22/2016	0450106666
North Carolina	MMG Winston Salem NC, Inc	Active		Business Corporation	10/7/2016	1548326

Georgia	No Muscle Maker or MMG Name Located

Nevada	Muscle Maker Corp, LLC	Active	Nevada	Domestic LLC	7/18/2017	NV20171452844
	Muscle Maker Development, LLC	Active	Nevada	Domestic LLC	7/18/2017	NV20171452837

Texas	Muscle Maker Corp, LLC	Active	Nevada		1/30/2018	0802921485
	Muscle Maker Development, LLC	Active	Nevada		1/26/2018	0802917961
	Muscle Maker, Inc	Active	California		1/26/2018	0802917933
	MMG Ft. Bliss, Inc	Active	Texas		1/26/2016	0802377107

Illinois	MMG W. Belmont IL, Inc	Dissolved	Illinois	Corp	10/18/2016	70974452
	MMG W. Jackson IL, Inc.	Dissolved	Illinois	Corp	10/18/2016	70974525

Schedule 3.1(p) – Intellectual Property

There is a potential issue regarding a company called “Muscle Maker Food in Kuwait”. The Kuwaiti franchisee notified the Company in June 2018 of a potential trademark infringement. The franchise agreement states that the Kuwait franchisee has the rights to use the name Muscle Maker Grill and that the Company would file for trademarks in Kuwait. The Company has not filed any international trademarks for Muscle Maker Grill as of August 31, 2018.

Below is existing trademarks, color licensing and fonts information:

Schedule 3.1(x)

Capitalization

MMI

Capitalization Table

As of 8/29/2018

Description	Number of Shares	Conversion Price
Common Stock - Issued and Outstanding	9,249,710

Common Stock - Reserved for Future Issuance (1)	329,284	$0.000

Common Stock - To be Issued (2)	750,000	$0.000

Common stock Bridge if converted	1,400,000	$1.000

Convertible notes auto converting	851,000	$1.000

Interest owed on all current notes thru 9-1-2018	735,855	$1.000

Total	13,315,849

Convertible Note - ARHI $75,000	150,000	$0.500

Warrants - 1 (3)	791,000	$1.625

Warrants - 2 (4)	425,500	$3.250

Warrants - Catalytic (5)	157,466	$1.625

Total	1,523,966

Total Shares - Fully Diluted as if issued	14,839,815

Schedule 3.1 (z) – Arbitration, Absence of Litigation

the Company also provided a list of current and potential litigation as of 6/30/18 as described below:

As of 6/30/2018

Claimant	Open Litigation	Date Filed	Overview
Gramercy - Closed Location	Gramercy (Crownhall Realty, LLC)	on or about 5/9/18	Muscle Maker Grill Gramercy, LLC, American Restaurant Holdings, Inc. and Robert E. Morgan (ex CEO) were listed as defendants to a lawsuit from Crownhall Realty, LLC filed by its attorneys with Supreme Cournt of the State of New York county of New York, #154467. Lawsuit is seeking $1,034,086.69 in damages for rent, interest and other expenses. The original lease was for a 10 year period of time and commenced on January 1, 2016. Landlord seems willing to negotiate a settlement out of court on this amount and the Company has asked for them to stand down for 90 days from any further legal proceedings. The company has not heard back from the landlord on this request as of 6/30/18. Company seeks to hire council to address. For real estate/lease transactions, it is common practice to accellerate any future rents owed. It is likely that an amount much less than the demand will be settled upon, in the companies opinion.

Columbia - Closed Location	Limestone Associates LLC v. American Restaurant Holdings, Inc DBA Muscle Maker Grill, Civil Court of the City of New York, County of New York, #78549/2017	on or about 10/30/2017	Suit was filed by Limestone Properties, LLC on or about 10/27/2017 for commercial non-payment of rent for the amount of $25,748.22 pluc cost and disbursements of this proceeding. Further legal action listed separately on this spreadsheet for damages. The company believes it will be able to reach a settlement with this entity for a sum far less than the damages sought.

Columbia - Closed Location	Limestone Associates LLC v. American Restaurant Holdings, Inc. and Robert Eugene Morgan, Supreme Court of the State of New York, County of New York, index # 154469	on or about 5/10/2018	American Restaurant Holdings, Inc and Robert E. Morgan (ex CEO) were listed as defendants to a lawsuit from Limestone Associates LLC filed by its attorneys with Supreme Cournt of the State of New York county of New York, #154469. Lawsuit is seeking $1,357,243.42 in damages for rent, interest and other expenses. The original lease was for a 10 year period of time and commenced on December 7, 2015. Landlord seems willing to negotiate a settlement out of court on this amount and the Company has asked for them to stand down for 90 days from any further legal proceedings. The company has not heard back from the landlord on this request as of 6/30/18. Company seeks to hire council to address.

Springfield - Closed Location	Springfield Company, LLC v. MMB Springfield, Inc, Superior Court of New Jersey, Law Division: Special Civil Part, Union County Landlord-Tenant Division. Docket #: LT-3107-18	on or about 4/13/18	The company operated a Muscle Maker Grill locations at 201-225 Morris Avenue, Springfield, NJ 07081. The eviction action was for non-payent of rent under a written lease signed December, 21 2002. Through various lease assignments, the Company has been in posession of the premises as of 5/1/2015. Prior to this filing, on or about 12/1/2016 the landlord commenced proceedings in the Superior Court of New Jersey, Special Civil Part, Union County docket number LT-010222-17 due to tenants defaults under the lease. This prior action was resolved between the parties on or around 1/23/2018. The company again defaulted under the terms of the lease. As of 5/1/2018, the company owes $17,164.88 plus attorneys fees. Total amounts owed on future rents, legal fees, etc. remains open.

Winston-Salem Closed Location	700 Stratford Road Partners LLC v. MMG Winston-Salem NC Inc, State of North Carolina, Forsyth County, File # 18CVM2809	on or about 4/2/2018	Suit was filed in the General Court of Justice District Court Division - Small Claims for a “monetary default” of the lease as well as a “habitual monetary default” Property has been vacated and the landlord offered a settlement of $10,000 and no further lease obligations, company has not signed the agreement as of 6/30/18

111 W. Jackson - closed location	111 west jackson holdings	on or about 1/28/2018	Company received 5 day notice of non-payment of rent from Jones Lang Lasalle on behalf of West Jackson Holdings LLC (landlord). Five day demand was for past rent in the amount of $17,411.30. Current past due amounts are estimated at $71,688.42. Company expects formal litigation proceedings on past due rents, interest, penalties and other obligations under the lease signed 9/21/2016.

Houston Office - Closed Location	JLW Real Estate Co	4/19/2018	The Company stopped paying rent to JLW Real Estate company for the corporate office located at 2200 space park drive, suite 310, Houston, TX 77058. The company received a warning notice from JLW demanding payment of back rent of $12,191.99 or risk further litigation and eviction. The company did not make any payments and vacated the property on 4/30/2018. The resolution on payments and settlement for future lease obligations is still open.

Santa Anna - OPEN location	Santa Ana (Nationwide Theatres West Flagler, LLC)	on or about 5/15/18	Past due rent proceedings Lawsuit filed in Orange County, CA against MMI and ARHI. Defeualt has been entered. The company plans to attempt to negotiate a settlement on the outstanding rents past due as well as future rent obligations. The landlord has indicated there is another tenant potentially ready to take over the space. The company also received an UD/Eviction proceedings initiated by landlord. Lawsuit filed in Orange County, CA against MMI. The company expects to vacate the premises within 30 days.

Fountain Valley - Under Construction	Fountain Valley - Donahue Schriber Landlord	on or about 5/15/18 and on or about 6/1/18	Lawsuit filed in Orange County, CA on 6.1.18. Landlord seeking approximately $10,000 in damages and forfeiture of the lease agreement. The company is working on a potential solution to the outstanding rent owed and future lease obligations by placing a franchisee in the location. However, this is not guaranteed to occur. The Company received a “Notice To Perform Or Quit”, Code of civil Procedure section 1 161(3) from the landlord of the Fountain Valley location and their attorney, Corey E. Taylor, esq., APC from the law office of Corey E. Taylor. The notice was pursuant to the Lease signed July 21, 2016. The notice was in response for failure to perform under miscellaneous provisions of the lease specifically addressing: failure to pay all cost performed by on on account of tenant, failing to keep the premises and the project free and clear of mechanics’ liens and failing to give landlord immediate notice of any liend filed against the premises or the project as a result of any work or improvement performed by on on behalf of tenant.

Fountain Valley - Under Construction	Mechanics’ Lien - Resolute Contractors, Inc, Quality Tile, MTL Construction, Genesis Electric, JNB Interiors, Captive Aire	on or about 5/23/18	Mechanics Lien was filed by Resolute Contractors for labor, service, equipment and materials. Total amount owed is $98,005.22. It is believed that the listed companies are all rolled up into the total demanded amount. There could be more mechanics liens placed in the future and not listed or other legal actions. The company is working on a potential solution to the outstanding amounts owed by placing a franchisee in the location. The landlord will be executing a lock out of the property on 7/6/18.

Daniel Pettit	Daniel Pettit - Motion for damages re: prior entry of default judgement against defendant in the Iowa District Court for Polk County #CVCV056029	6/26/2018	Lawsuit filed in Polk County, Iowa against MMB, LLC for failure to pay balance of Note ($100,000 plus costs). Interest, attoney fees and other costs makes the total amount of the judgement at $171,034.89. Company is attempting to work out a payment plan but no response from Pettit.

Perla Mageno	Perla Mageno v. Muscle Maker Inc, et al Superior Court of California Count of Los Angeles Case # EC068752	on or about 6/1/18	Company received on 6/13/18 a summons for the Superior Court of California County of Los Angeles Case #EC068752. Civil case on the grounds of civil rights/discrimination. The Company has no definitive details as the the reason of the filing and has council following up on the suit. Response required by 7/13/18. The company has hired legal counsel to address this complaint.

Claimant	Threatened Litigation	Date	Overview
Jr Restaurant Group	JR Restaurant Group, Josh Fess and Ryan Johnson	on or about 4/27/2017	The Company entered into an LOI to purchase the franchise location at 1099 2nd avenue, New York. The LOI was contingent upon multiple conditions the company believes were not met. The company will be providing notice to the franchisee (verbally discussed in May 2018 and on June 28, 2018 with franchisee) of the LOI cancellation (mailed on 7/6/18). The franchisee has stated that he believes its a binding LOI and he will pursure legal action in the event the company does not continue with the purchase of the location. The proposed purchase price was $600,000. The LOI required the successful completion of an Initial Public Offering. In February, 2018 the franchisee believed the company became a public company, raised approximately $140,000 and therefore the LOI is now binding.

Corporate Traveler	Corporate Traveler		This is a travel agency the company used to book travel in the past. Corporate Traveler has threatened legal action to collect the outstanding amount owed. Our records indicate the amount owed is $16,009.94 and their records indicate the amount owed is $16,506 (likely penalties or interest owed has been added). Corporate Traveler has signed an agreement to suspend any collection activities for 90 days. This was signed on 6/29/18.

Service Management Group	Service Management Group	on or about 6/11/18	The Company became aware of an outstanding invoice amount for Service Management Group on or about 6/27/18. The letter is from an attorney/collection agency of The Cox Law Firm. The Company entered into an agreement with SMG on 3/1/17 to provide customer service questionnaires and data management. SMG through their attorneys have threatened litigation to collect the amount owed. The amount currently owed is $50,666.66. The company apparently stopped using this service in Q2, 2017. Company will contact SMG to work out a potential settlement on the amounts owed.

American Arbitration Association	American Arbitration Association		Turned matter over to collection agency; Amount owed $2,268.10

Tribeca	Settlement of rents owed	5/16/2018	Corporate Location “Tribeca” owed back rent in excess of $70,000 as of 5/16/18. Company reached a settlement agreement with landlord paying $15,000 on 5/18/18, and additional $15,000 on 5/31/18 and to pay current rents for June, July and August 2018. At end of August, Company owes remaining balance of back rent owed or roughly $40,000.

Accounts Payable	All Accounts Payable	as of 6/30/18	The Company has approximately $2.2M in Accounts Payable as of 6/30/18. Many of these accounts are more than 90 days past due. The Company is currently not paying any of these amounts nor plans to make any payments on these amounts until capital is raised or litigation by the creditor is filed. Therefore, there is potential for pending litigation from any and all of the creditors listed in the Accounts Payable schedule. This schedule is attached.

Back Sales Taxes Owed	various state entities	as of 6/30/18	Prior management team did not pay sales taxes in multiple locations. The total amount currently owed to various state entities for back sales taxes is $350,885. The company is currently working on payment plans for this amount. This number is included in the total Accounts Payable numbers

Food Truck	Stearns Bank Foreclosure for Food Truck	as of 6/30/18	Company owes approximatly $55,000 plus approximately $8,000 in sales tax on the purchase of a food truck. The company stopped making payments up to 6 months ago. Upon speaking with the bank, they indicated it will be going into foreclosure. The company may have a franchisee interested in purchasing the truck for the full amount owed. This is pending.

Upper East Side - closed location		as of 6/30/18	the company closed this location with remaining rent and lease obligations. To date, the company has not received any legal notices or litigation concerning this property but expects to receive something in the future.

All other closed locations	all closed locations	as of 6/30/18	All recently closed locations are a potential legal liability. Some have already filed suit (see above and second tab for details) while others have offered settlement amounts or not made any contact. The Company plans to attempt to work out settlements on each location but to date has only worked out the Belmont location for $100,000 ($8,333 per month) and an offer from winston-salem for $10,000 and forgiveness on all future lease obligations. The company, for planning purposes, is using $100,000 as the settlement amounts for closed locations but this number could be significantly higher.

The following litigation was closed/settled as of 6/29/18:

Claimant	Closed/Settled Litigation Since 2013 as of 6/29/2018	Date Filed	Overview
Robyn Decicco	Robyn Decicco v. Muscle Maker Grill, LLC, Muscle Maker Franchising, LLC, Primo Services, LLC, J. Crown, Inc., John Marques, John Does 1-10 and ABC Corps. 1-10, Docket No. MID-L-4223-13, Superior Court of New Jersey Law Division: Middlesex County.	Action filed June 28, 2013	This action was filed on June 28, 2013 by a former employee of a franchised Muscle Maker Grill restaurant. The former employee alleges John Marques, as owner of entities alleged to be the franchisee, engaged in racial discrimination in hiring and directed her to manipulate and change employees’ hours entered into the restaurant computer. The plaintiff alleges that she reported Mr. Marques’ alleged conduct to Muscle Maker Franchising, LLC’s employees and that her employment was wrongfully terminated by Mr. Marques in retaliation for her whistle-blowing activity by making the allegations. The plaintiff is seeking back pay and future pay with interest; compensatory damages for emotional pain and suffering, mental anguish, distress, humiliation and loss of reputation; punitive damages; attorneys’ fees; costs and disbursements; interest; an order to cease and desist alleged illegal or improper conduct; compelling defendants to initiate anti-discrimination and anti-retaliation training. Muscle Maker Franchising, LLC was removed as a third part to this suit. This matter is closed.

John Marques	John Marques and J. Crown, Inc., Cross-Claim and Third Party Plaintiffs v. Muscle Maker Franchising, LLC, Cross-Claim Defendant, and Rodney Silva and Robert Morgan, Third Party Defendants, Docket No. MID-L-4223-13, Superior Court of New Jersey Law Division: Middlesex County.	action filed on or about September 30, 2013	This action was filed on or about September 30, 2013 by John Marques and J. Crown, Inc. against our predecessor Muscle Maker Franchising, LLC and Rodney Silva and Robert Morgan, then MMF’s members and officers, by way of a cross-claim and third party complaint filed in the pending action bought by Robyn Decicco described above. John Marques brought this action as an investor in MMF and as a franchisee, and J. Crown, Inc. brought this action as a franchisee. John Marques and J. Crown, Inc. alleged misrepresentation and omissions in information provided when John Marques invested in MMF and in connection with the purchase of franchises; breach of fiduciary duty to a minority investor by acts of waste and mismanagement, refusal to provide information, exclusion from participation in the business and failure to advise of the allegations by Robyn Decicco; unjust enrichment and breach of contract. John Marques and J. Crown, Inc. sought an accounting, compensatory damages, interest, costs and attorneys’ fees. MMF and Rodney Silva and Robert Morgan filed a Motion to Stay Crossclaim and Third Party Complaint Pending Arbitration or, in the Alternative, To Dismiss Based Upon Lack of Standing, Failure to Join Indispensible Parties and Failure to State Certain Claims Upon Which Relief Can be Granted on or about November 12, 2013. The court issued an Order Granting Defendant Muscle Maker Franchising, LLC’s and Third-Party Defendants Rodney Silva’s and Robert Morgan’s Motion to Stay Crossclaim and Third Party Complaint Pending Arbitration on January 17, 2014, severing the cross-claim and third party complaint brought by John Marques and J. Crown, Inc. against MMF, Rodney Silva and Robert Morgan, respectively, from the action brought by Robyn Decicco, and staying John Marques and J. Crown, Inc.’s actions until further order of the Court pending arbitration of the claims. No arbitration has been filed as of the date of this disclosure document. On 6/29/18 the arbitrator ruled all claims denied. This matter was completed and closed on 6/29/18.

Flor Compres-Juarez	Flor Compres-Juarez v. Muscle Maker Franchising, LLC, Superior Court of New Jersey for Somerset County, Case No. L-334-13.	On or about March 11, 2013	Plaintiff, the former mother-in-law of another individual who signed a Franchise Agreement with Muscle Maker Franchising, LLC, brought an action against MMF on March 11, 2013, claiming that she had dealt directly with MMF as franchisee and had paid MMF a $35,000 franchise fee, although she did not receive a franchise disclosure document or sign a franchise agreement with MMF. Plaintiff sought the return of the $35,000 franchise fee paid by her former son-in-law, alleging breach of contract, unjust enrichment, fraudulent inducement and conversion and sought treble damages, legal fees and costs of suit alleging violation of the New Jersey Consumer Fraud Act. On June 18, 2013, MMF filed a Motion to Dismiss Complaint Based Upon Failure to Join an Indispensable Party, or, in the Alternative, Motion to Dismiss for Failure to State a Claim Upon Which Relief Can be Granted. The Court preliminarily granted MMF’s motion without prejudice on July 15, 2013 for, among other things, the Plaintiff’s lack of standing/failure to join the franchisee as an indispensable party, and other bases pending a scheduled motion date. Prior to the motion date, Plaintiff through counsel reported the case as settled, even though the parties were still negotiating terms and a settlement had not been signed. On or about August 7, 2013, the Court dismissed the case as being settled before trial. This matter is closed.

Paul Reidel	Paul Reidel and Samuel Lanasa v. Muscle Maker Franchising, LLC, Supreme Court of New York, County of Suffolk, Index No. 605568/2015.	On or about May 20, 2015	Plaintiffs, a former franchisee, brought an action on May 20, 2015, alleging that they were defrauded into entering into a franchise agreement with MMF, seeking (i) rescission of the franchise agreement, (ii) a return of all monies paid by Plaintiffs to MMF, (iii) all monies invested in the Muscle Maker Grill restaurant, (iv) an additional $100,000 in damages and (v) its attorney fees. MMF filed a Motion to Dismiss the Action on the basis that court lacks personal jurisdiction over MMF and that the franchise agreement required all disputes to be arbitrated in New Jersey. The motion to dismiss is currently pending. Plaintiffs have filed a motion for default judgment, which MMF has opposed on the basis that the Summons and Complaint were not properly served and MMF never received the Summons and Complaint. Arbitrator ruled in Muscle Maker’s favor. This matter is closed.

Ismael Sanchez	Ismael Sanchez v. Muscle Maker Franchising, LLC, Case No. 01-15-0005-0553 (American Arbitration Association).		In September, 2015, claimant, a former franchisee filed a demand for arbitration with the American Arbitration Association against our predecessor, MMF, claiming that MMF breached the franchise agreement, resulting in a loss of the claimant’s business and investment. MMF filed an Answer asserting that the arbitration demand fails to assert or otherwise sufficiently articulate any viable claim and denied all of claimant’s allegations. MMF intends to vigorously defend itself in this case. Case was ultimately dropped by Arbitrator. This matter is closed.

Eric Swartz	Eric Schwartz, MMG Merrick LLC and MMG East Meadow LLC v. Muscle Maker Franchising LLC, American Arbitration Association Commercial Arbitration. AAA Case No. 01-16-0005-2719	6/1/2013	Arbitration held on 1/18/2018. Claimants were seeking damages totalling $6,418,656 from the purchase of two Muscle Maker Grills. Their claim was seeking $969,254 in compensatory damages, $5,000,000 in punitive damages, $26,147 in costs, $423,255 in attorneys fees plus other fees as noted in the arbitration filing/ruling attached. Arbitrator ruled in favor of the Respondent Muscle Maker Franchising LLC dismissing with prejuduce all counts of the demand for arbitration. Parties each pay their own counsel and professional fees, equally share in costs of the arbitration. Administrative fees and expenses of AAA totaling $14,700 are borne equally. This was finalized 1/18/18. See attached details.

William Telford	William Telford v. Intellectual Capital Management Inc, SMS Masterminds and Muscle Maker Franchising, LLC, United States Disctrict Court Eastern District of New York Case no: CV-140064	On or about 1/6/14	Plaintiff William Telford on his own behalf and on behalf of all other similarily situated persons brought a class action complaint regarding unauthorized text message marketing. This action has been closed.

Imperial Bag	Imperial Bag & Paper Co, LLC v. Muscle Maker Brands, Inc, filed 5/1/18 at 12:21pm, index #: 032446/2018	on or about 5/1/18	Supreme Court of the State of New York, County of Rockland. Plaintiff demands payment of $272,419.90. The amount breaks down as $194,585.64 for goods purchased and $77,834.26 for fees and court costs. Of this amount, $44,585.65 was actually past due for goods received. The remainder was inventory, fees and court costs. This matter is still pending as of 6/30/18. However, the company did enter into an agreement (see below) with a payment plan. Imperial has yet to sign the document and file the dismissal.

Imperial Bag	Imperial Bag & Paper Co, LLC v. Muscle Maker Brands, Inc	6/29/2018	Stipulation of Settlement and Dismissal was signed on 6/29/18 by Muscle Maker Brands, Inc. Stipulation and Settlement calls for Muscle Maker Brands, Inc to pay $5,000 per month, beginning 7/1/18 and monthly thereafter until the balance is paid in full. Balance was $44,585.65 less a payment of $2,019,19 on 5/30/18 and a payment of $5,000 on or about 6/12/18. New balance due is $37,566.46. As of 6/30/18 the company has not received a counter signed document but believes this to be a closed matter. Signed stipulation of settlement and dismissal was signed by claimant on 7/2/18.

Oscar Rodriguez	NY State Department of Labor, Case No: LS11 2017004301	6/25/2018	Employee Oscar Rodriguez filed claim with NY Department of Labor for failure to pay overtime; During mediation, claimant agreed to accept the sum of $2,000.00 in full settlement of the wage underpayments he alleged were owed to him for work performed for Muscle Maker Grill. A payment plan was agreed to in the amount of $800.00 paid in June 2018, $600.00 paid in July 2018 and $600.00 paid in August of 2018.

JR Restaurant Group	JR Restaurant Group LLC v. Muscle Maker Brands LLC & Muscle Maker Franchising LLC, Supreme Court of the State of New York, County of New York, Case #656156/16	on or about 11/30/2016	JR Restaurant Group, LLC filed an “order to show cause” complaint against Muscle Maker Brands LLC & Muscle Maker Franchising LLC concerning the opening of a corporately owned location in the franchisee’s Upper Eastside protected territory. Court assigned the case to arbitration (see other documentation provided below).

JR Restaurant Group	JR Restaurant Group LLC v. Muscle Maker Brands LLC & Muscle Maker Franchising LLC, Supreme Court of the State of New York, County of New York, Case #656156/16	on or about 2/27/17	Motion to compel arbitration was granted as the parties agreement sets forth a broad arbitration clause requiring arbitration for all disputes. Parties were directed to proceed to arbitration. However, JR Restaurants has not moved to arbitration as of 6/30/2018.

Belmont - Closed Location	918 924 Belmont, LLC	on or about 4/05/18	American Restaurant Holdings, Inc. entered into a settlement agreement with 918-924 Belmont,LLC on or about 4/5/18. The settlement was for $100,000 to be paid in monthly installments starting on 4/26/18 in the amount of $8,333.33 until paid in full. This settlement allowed the company to cancel the remaining terms of the lease for the property located at 920 West Belmont

Healthy Dining, LLC	Healthy Dining, LLC (franchise agreement)	on or about 11/20/2014	Notice of termination of franchise agreement dated february 10, 2010 (Staten Island, NY). Company terminated the frachise agreement of Healthy Dining, LLC for failiure to pay royalties and other matters. This matter is closed.

The Company also provided leases for all closed and open locations as part of the due diligence process

Schedule 3.1 (aa) – Material Changes: undisclosed events, liabilities or developments

The Company has incurred the following material events related to personnel since 12/31/2017:

●	Grady Metoyer, CFO, resigned effective 12/3/2017 with his last day of January 4, 2018
●	Robert Morgan, CEO, resigned effective April 11, 2018
●	On April 13, 2018, Merlin Spencer resigned as a director of the Company.
●	Kevin Mohan was named Interim President effective April 16, 2018
●	On April 17, 2018 Kevin Mohan and John Marques were appointed to the Board
●	On April 30, 2018, Mr. Betts resigned as a director of the Company.
●	Michael Roper was named CEO effective May 1, 2018
●	Peter Petrosian was added to the Board of Directors effective May 8, 2018
●	Ferdinand Groenwald resigned as VP finance effective May 29, 2018
●	Omprakash Vajinapalli was added to the Board of Directors effective June 14, 2018

The Company has incurred the following material events related to closed locations since 12/31/2017:

●	From March through July 2018, the Company closed 8 of its 13 corporately owned and operated locations

The Company has incurred the following material events related to litigation since 12/31/2017:

●	In May 2018 the company was involved in litigation concerning two closed locations. These locations were Gramercy/Crownhall Realty, LLC in the amount of $1,034,087 and Columbia/Limestone Associates, LLC in the amount of $1,357,243. The company received a default judgement on the Gramercy property in August 2018. The company has a preliminary settlement worked out with the landlord on both of these locations in the total amount of $300,000 (less existing security deposits to cover back rent owed). This settlement agreement is currently being documented.

●	The Company received a judgement default regarding a complaint filed by Daniel Pettit in the amount of $171,035 ($100,000 plus penalties, fees and interest). The company has not paid this amount to Daniel Pettit as of 8/28/18.

●	The Company received mechanics liens for labor, service, equipment and materials in the amount of $108,000 pertaining to the Fountain Valley unopened location. The parties include: Resolute contractors, quality tile, MTL construction, Genesis Electric, JNB Interiors, Captive Aire and FSG lighting.

The Company incurred significant accounts payable liabilities in regards to legal, financial, marketing, professional services, public relations, etc. associated with the Regulation A offering of its common stock which payable are included in the Account Payable description set forth under Schedule 1.1(aa).

The Company has not paid sales taxes owed to various states prior to 5/1/2018 and currently has an estimated outstanding amount owed of $350,000.

●	The Company is current on all sales taxes collected and owed since January 2018 for all open locations and has worked out payment plans for Irvine, Colonia and Illinois properties. The Company is currently negotiating payment terms for Santa Ana, Winston-Salem, New York and New Jersey closed locations.

The Company borrowed money from the co-op, ad fund and gift card fund in the estimated amount of $370,000 and is required to pay these monies back into the various funds.

SCHEDULE 2.1(b)

MILESTONES

The Company shall receive additional funds and issue additional Notes upon achieving the following milestones:

1.	$1,000,000 shall be released upon achieving the following milestones after September 1, 2018:

a)	the Company shall open one (1) new store on a military base in addition to current stores located on military bases;
b)	the Company shall open two (2) new franchised stores in addition to current franchised stores;
c)	the Company shall have an agreement to open at least one (1) additional store on a military base in addition to the stores described in 1(a) hereof;
d)	the Company shall have completed its audit for the year ended December 31, 2017;
e)	the Company’s FDD (Franchise Disclosure Document) shall be updated and registered in all the states where the company plans to open franchised stores;
f)	all current holders of debt, with a principal amount of $2,626,000, shall convert such debt into common stock at a conversion price not less than $1.00 per share or agree to extend until February 2020; provided, however, that holders of certain debt with a principal balance of $185,000 shall not have to convert or extend their debt; and
g)	the Company shall have hired a Chief Financial Officer or a Vice President of Finance.

2.	$1,000,000 shall be released upon achieving the following milestones after September 1, 2018:

a)	the Company shall open two (2) new stores on military bases in addition to current stores located on military bases and have a total of five stores on military bases;
b)	the Company shall open two (2) new franchised stores in addition to current franchised stores and the stores described in 2(b) hereof;
c)	the Company shall have an agreement to open at least two (2) additional store on military bases in addition to the stores described in 2(a) hereof;
d)	the Company shall have at least $550,000 in revenue for any 30-day period;
e)	the Company shall be current with its periodic filings with the U.S. Securities and Exchange Commission.

SCHEDULE 4.2(k)

USE OF PROCEEDS

The use of proceeds shall be for general corporate working capital with the following exceptions:

1.	25% of the cash received from Purchasers shall be used on the build out and market new stores on military stores
2.	No more than 15% of the cash received from Purchasers may used defending against existing or threatened litigation and settling existing or threatened litigation (the “Litigation”).

In the event the Litigation requirements payments or payments for existing debt payments are in excess of the percentages contemplated in the Agreement, then the Company may raise funds through equity sales for funds to make additional payments.